Exhibit 17(j)


                                        (BULL LOGO)
                                        Merrill Lynch Investment Managers


                                        Annual Report
                                        December 31, 2001



(BULL LOGO)
Merrill Lynch Investment Managers
----------------------------------
              | (GRAPHICS OMITTED)

                                        The Corporate Fund
This report is not authorized for       Accumulation
use as an offer of sale or a            Program, Inc.
solicitation of an offer to buy
shares of the Program unless
accompanied or preceded by the
Program's current prospectus. The
Corporate Fund Accumulation Program
is only open to holders of units of
Corporate Income Fund,
International Bond Fund and
Corporate Investment Trust Fund for
reinvestment of distributions on
those units. The investment
objective of the Program is to
provide shareholders with a high
level of current income by
investing in long and
intermediate-term bonds that are
primarily corporate bonds or notes.
Past performance results shown in
this report should not be
considered a representation of
future performance. Investment
return and principal value of
shares will fluctuate so that
shares, when redeemed, may be worth
more or less than their original
cost. Statements and other
information herein are as dated and
are subject to change.



The Corporate Fund
Accumulation
Program, Inc.
Box 9011
Princeton, NJ
08543-9011


------------------------------------
Printed on post-consumer                www.mlim.ml.com
recycled paper       |  #CIAP1-12/01

To Our Shareholders:
-------------------------------------------------------------------------------

Market Review
As we entered 2001, it seemed almost inconceivable that the US economy would enter a recession given the strong performance of the economy in 1999 and 2000. In fact in the United States, growth was as strong as 5.6% in the second quarter of 2000 and 4.1% for the year while global growth was a solid 4.6%. However, as the US economy slowed, corporations began to dramatically cut capital investment and a series of events began to unfold, which led to massive corporate restructurings. This restructuring resulted in corporations acting aggressively to reduce costs and improve margins. Business inventories were reduced by $125 billion in the first three quarters of the year and the unemployment rate rose from 3.9% to 5.8%. The manufacturing sector also continued to deteriorate as The National Association of Purchasing Managers Index declined to 39.82 at October 31, 2001. In addition, business and consumer confidence plunged and retail sales also showed huge declines. As the year came to a close, some of these indicators have rebounded off their lows.

In response to the economy's weakness, both the Federal Reserve Board and Congress implemented an unprecedented double dose of monetary and fiscal stimulus. As the economy slowed and officially entered a recession in March, according to the National Bureau of Economic Research, the Federal Reserve Board implemented a program of monetary easing that lowered the Federal Fund overnight lending rate from 6.5% to 1.75%. As expected, the aggressive easing led to a dramatic steepening of the yield curve as two-year Treasury rates plunged more than 200 basis points (2.00%) from 5.15% to 3%, while the 30-year Treasury bond ended up virtually unchanged from beginning year levels (5.44% to 5.47%). Surprisingly, the housing market held up very well as demand for new and existing homes remained strong throughout the year. With the benchmark 10-year Treasury note dropping approximately 80 basis points from the start of the year, mortgage rates followed suit, thereby providing the consumer with the financial impetus to seek out home ownership. Congress also reacted remarkably quickly in passing a tax cut to be phased in over six years and a tax rebate that injected $40 billion into consumers' pockets. Congress also implemented a $65 billion ($15 billion to the airline industry and $50 billion to general business) emergency relief package after the tragic events of September 11 to those industries directly affected by the terrorist attacks. This fiscal policy shift, along with the weak economy, has caused the government to become a net borrower as opposed to a net lender.

On the international front, the story was similar to the United States although the jury is still out on whether the United Kingdom and Eurozone countries will be able to avoid a recession. At December 31, 2001, growth slowed from 2.9% to 2.1% and from 3.4% to 1.5%, respectively, for the regions. In the Eurozone, interest rates were reduced by 150 basis points and in the United Kingdom, rates were reduced by 200 basis points, which has helped temper the extent to which their economies have declined. However, critics have argued that their policy response was not as aggressive as it should have been and may have only served to put off the recessionary environment. Japan continues to be mired in a recession as structural reforms in their banking system have yet to take place and a more immediate threat continues to be deflation. In the end, global economic weakness will only serve to make the US recovery that much more difficult as export growth will be curtailed.

Fiscal Year in Review
During the 12-month period ended December 31, 2001, the Program had a total return of +8.32% compared to +10.86% for the Merrill Lynch Corporate A-AAA Rated Index. The Program's performance compared to the benchmark was negatively impacted as a result of the Program's allocation to the BBB segment of the investment-grade corporate market. (Complete performance information can be found on pages 3 and 4 of this report to shareholders.)

-------------------------------------------------------------------------------

With respect to security-specific issues, we added to positions in several sectors including energy-related industries, real estate investment trusts, electric and gas utilities, defense contractors, life insurers, cable/media companies, telecommunications and domestic banks. In all cases, these sectors possessed strong relative value attributes, and we were either positive on the outlook for that sector and/or had a favorable view on the prevailing operating picture with respect to interest margins and cash flows factors. However, we continued to liquidate some of our positions in several industries including consumer finance companies, railroads, non-discount retailers, auto manufacturers, hotel and lodging and airlines. For these sectors, we believe operating margins will remain under pressure, which in turn will weaken cash flow positions. Those sectors we continued to avoid for the most part included property and casualty insurers, tobacco, metals and mining, auto part manufacturers and gaming and leisure.

While the corporate market was riddled with issuers experiencing ratings downgrades and deteriorating credit fundamentals, the Program was able to avoid the majority of negative credit events during the year. Unfortunately, the Program did have a position in Nortel Networks Corporation, which suffered price erosion following the considerable difficulties that Internet providers faced during 2001. Although we had eliminated the majority of the Program's airline exposure prior to September 11 as a result of our concern relative to general business conditions within the industry, we chose to maintain our holdings in Southwest Airlines Co. given its strong operating track record and financial strength. The terrorist events of September 11 exacted a significant toll on the industry and Southwest Airlines has shared in that suffering as well. Although our bonds did not drop in price as sharply as other airline bonds, prevailing spreads warrant that we hold onto our securities in anticipation of an eventual turnaround.

While corporate spreads have rebounded somewhat following the events of September 11, we believe that additional spread compression is possible as corporate profitability begins to marginally improve during 2002. Additionally, given our outlook relative to the shape of the yield curve and a shift in Federal Reserve Board monetary policy to a neutral position, corporate securities should perform well in the coming year. Accordingly, we will continue to invest a portion of the Program's assets in the BBB category to take advantage of the higher yields and greater potential for price performance.

In Conclusion
We appreciate your investment in The Corporate Fund Accumulation Program, Inc., and we look forward to assisting you with your investment needs in the months and years ahead.



Sincerely,



(Terry K. Glenn)
Terry K. Glenn
President and Director



(Christopher G. Ayoub)
Christopher G. Ayoub
Senior Vice President and
Portfolio Manager



February 7, 2002

_______________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Important Tax Information (unaudited)
-------------------------------------------------------------------------------

All of the net investment income distributions paid monthly by The Corporate Fund Accumulation Program, Inc. during its taxable year ended December 31, 2001 qualify as tax-exempt interest dividends for Federal income tax purposes. Additionally, there were no capital gain distributions paid by the Fund during the year.

Please retain this information for your records.


_______________________________________________________________________________
About Fund Performance
-------------------------------------------------------------------------------

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.


___________________________________________________________________________________________________
Recent Performance Results
---------------------------------------------------------------------------------------------------

                                                        6-Month          12-Month      Standardized
As of December 31, 2001                               Total Return     Total Return    30-Day Yield
---------------------------------------------------------------------------------------------------
The Corporate Fund Accumulation Program, Inc.*           + 4.80%          + 8.32%         4.50%
---------------------------------------------------------------------------------------------------
ML Corporate A-AAA Rated Index**                         + 5.28           +10.86            --
---------------------------------------------------------------------------------------------------
 *Total investment returns are based on changes in net asset values for the periods shown, and assume reinvestment of all dividends and capital gains distributions at net asset value on the payable date.
**This unmanaged Index is comprised of bonds rated A-AAA, of all maturities.


_______________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Total Return Based on a $10,000 Investment
-------------------------------------------------------------------------------

A line graph illustrating the growth of a $10,000 investment in The Corporate Fund Accumulation Program, Inc.++ compared to a similar investment in ML US Corporate A-AAA Rated Index++++. Values illustrated are as follows :

The Coporate Fund Accumulation Program, Inc++

            Date                          Value

            December 1991             $10,000.00
            December 1992             $10,686.00
            December 1993             $11,990.00
            December 1994             $11,297.00
            December 1995             $13,562.00
            December 1996             $13,791.00
            December 1997             $14,936.00
            December 1998             $16,167.00
            December 1999             $15,659.00
            December 2000             $17,101.00
            December 2001             $18,524.00



ML US Corporate A-AAA Rated Index++++

            Date                          Value

            December 1991             $10,000.00
            December 1992             $10,882.00
            December 1993             $12,200.00
            December 1994             $11,758.00
            December 1995             $14,271.00
            December 1996             $14,726.00
            December 1997             $16,207.00
            December 1998             $17,744.00
            December 1999             $17,320.00
            December 2000             $19,045.00
            December 2001             $21,112.00


++Assuming transaction costs and other operating expenses, including advisory fees and reimbursement of all expenses. The Corporate Fund Accumulation Program, Inc. invests in long-term and intermediate-term fixed interest bearing debt obligations issued primarily by corporations.
++++This unmanaged Index is comprised of bonds rated A-AAA, of all maturities.
Past performance is not predictive of future results.


_______________________________________________________________________________
Average Annual Total Return
-------------------------------------------------------------------------------
Period Covered                                                         % Return
-------------------------------------------------------------------------------
One Year Ended 12/31/01                                                  +8.32%
-------------------------------------------------------------------------------
Five Years Ended 12/31/01                                                +6.08
-------------------------------------------------------------------------------
Ten Years Ended 12/31/01                                                 +6.36
-------------------------------------------------------------------------------

__________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Schedule of Investments as of December 31, 2001
--------------------------------------------------------------------------------------------------------------------------
                S&P      Moody's     Face
Industry       Rating    Rating     Amount                              Issue                                   Value
--------------------------------------------------------------------------------------------------------------------------
Aerospace &     BBB-      Baa3   $  150,000  Northop Grumman Corporation, 7.125% due 2/15/2011 ..........    $   156,591
Defense--1.7%                                Raytheon Company:
                BBB-      Baa3      250,000     6.50% due 7/15/2005 .....................................        256,793
                BBB-      Baa3      250,000     6.75% due 3/15/2018 .....................................        239,423
                A+        A2        350,000  United Technology Corporation, 6.35% due 3/01/2011 .........        355,803
                                                                                                             -----------
                                                                                                               1,008,610
--------------------------------------------------------------------------------------------------------------------------
Automotive &    BBB       Baa2      100,000  Delphi Auto Systems Corporation, 6.55% due 6/15/2006 .......         99,315
Equipment--     BBB+      A3        535,000  Ford Motor Company, 7.45% due 7/16/2031 ....................        490,879
1.0%                                                                                                         -----------
                                                                                                                 590,194
--------------------------------------------------------------------------------------------------------------------------
Banks &         A-        A1        400,000  Banc One Corp., 8% due 4/29/2027 ...........................        447,592
Thrifts--       A         Aa3       603,000  Bank of America Corporation, 7.40% due 1/15/2011 ...........        646,802
14.2%                                        Bank One Corp.:
                A         Aa3       800,000     6.875% due 8/01/2006 ....................................        851,776
                A-        A1        200,000     7.875% due 8/01/2010 ....................................        220,874
                A+        Aa2     1,400,000  BankAmerica Corp., 5.875% due 2/15/2009 ....................      1,385,020
                                             Citigroup Inc.:
                AA-       Aa1       950,000     5.70% due 2/06/2004 .....................................        986,053
                AA-       Aa1       275,000     6.50% due 1/18/2011 .....................................        283,297
                A         A1        800,000  FleetBoston Financial Corp., 7.25% due 9/15/2005 ...........        861,032
                A         A1        500,000  HSBC Holding PLC, 7.50% due 7/15/2009 ......................        537,350
                A         A2        400,000  Mellon Financial Co., 6.875% due 3/01/2003 .................        416,456
                BBB+      A3        400,000  Washington Mutual Inc., 7.50% due 8/15/2006 ................        431,448
                                             Wells Fargo Company:
                A+        Aa2       400,000     7.25% due 8/24/2005 .....................................        430,220
                A+        Aa2       900,000     5.90% due 5/21/2006 .....................................        929,205
                                                                                                             -----------
                                                                                                               8,427,125
--------------------------------------------------------------------------------------------------------------------------
Cable           BBB-      Baa3      280,000  Clear Channel Communications, 7.875% due 6/15/2005 .........        293,168
Television                                   Comcast Cable Communications:
Services--      BBB       Baa2      150,000     6.375% due 1/30/2006 ....................................        154,306
1.2%            BBB       Baa2      250,000     6.75% due 1/30/2011 .....................................        250,975
                                                                                                             -----------
                                                                                                                 698,449
--------------------------------------------------------------------------------------------------------------------------
Canadian        BBB-      Baa3    1,000,000  Abitibi Consolidated Inc., 8.55% due 8/01/2010 (2) .........      1,046,730
Corporates*--   BBB+      Baa2      310,000  Potash Corporation of Saskatchewan, 7.75% due
2.3%                                         5/31/2011 (2) ..............................................        329,722
                                                                                                             -----------
                                                                                                               1,376,452
--------------------------------------------------------------------------------------------------------------------------
Financial                                    Ford Motor Credit Company:
Services--      BBB+      A2        615,000     7.50% due 6/15/2003 .....................................        635,529
Captive--8.1%   BBB+      A2      1,500,000     6.875% due 2/01/2006 ....................................      1,499,475
                BBB+      A2        218,000     7.375% due 2/01/2011 ....................................        215,122
                                             General Motors Acceptance Corporation:
                BBB+      A2      1,033,000     6.85% due 6/17/2004 .....................................      1,074,051
                BBB+      A2      1,129,000     7.75% due 1/19/2010 .....................................      1,176,858
                BBB+      A2        181,000     8% due 11/01/2031 .......................................        183,116
                                                                                                             -----------
                                                                                                               4,784,151
--------------------------------------------------------------------------------------------------------------------------
Financial       A         A3        400,000  Countrywide Home Loan, 5.25% due 6/15/2004 .................        407,636
Services--                                   Household Financial Corporation:
Consumer--      A         A2      1,200,000     6.50% due 1/24/2006 .....................................      1,233,708
3.3%            A         A2        100,000     7.875% due 3/01/2007 ....................................        109,179
                A         A2        200,000     6.75% due 5/15/2011 .....................................        199,012
                                                                                                             -----------
                                                                                                               1,949,535
--------------------------------------------------------------------------------------------------------------------------

__________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Schedule of Investments as of December 31, 2001 (continued)
--------------------------------------------------------------------------------------------------------------------------

                S&P      Moody's     Face
Industry       Rating    Rating     Amount                              Issue                                   Value
--------------------------------------------------------------------------------------------------------------------------
Financial       AA-       A3     $  130,000  Boeing Capital Corporation, 7.10% due 9/27/2005 ..............  $   136,544
Services--                                   CIT Group Inc.:
Other--         A+        A2        700,000     5.625% due 5/17/2004 ......................................      719,705
16.7%           A+        A2        200,000     6.50% due 2/07/2006 .......................................      207,596
                                             Commercial Credit Co.:
                AA-       Aa1       400,000     6.75% due 7/01/200 ........................................      424,168
                AA-       Aa1       500,000     10% due 5/15/2009 .........................................      606,655
                AA-       Aa3       250,000  Credit Suisse First Boston Inc., 6.125% due 11/15/2011 .......      244,011
                                             General Electric Capital Corp.:
                AAA       Aaa       400,000     6.75% due 9/11/2003 .......................................      424,076
                AAA       Aaa       400,000     7.375% due 1/19/2010 ......................................      444,720
                                             Goldman Sachs Group, Inc.:
                A+        A1        700,000     7.625% due 8/17/2005 ......................................      752,115
                A+        A1        300,000     6.875% due 1/15/2011 ......................................      309,216
                AAA       Aaa       550,000  Heller Financial Inc., 7.875% due 5/15/2003 ..................      586,058
                AA-       A1        250,000  International Lease Finance Corporation, 5.50%
                                             due 6/07/2004 ................................................      252,480
                                             Lehman Brothers Holdings, Inc.:
                A         A2        600,000     6.625% due 4/01/2004 ......................................      632,010
                A         A2        400,000     7% due 2/01/2008 ..........................................      418,840
                A         A2        709,000     7.875% due 8/15/2010 ......................................      768,797
                AA-       Aa3       900,000  Morgan Stanley, Dean Witter, Discover & Co., 7.125%
                                             due 1/15/2003 ................................................      940,401
                AA-       Aa3       300,000  National Rural Utilities, 5.25% due 7/15/2004 ................      307,059
                AA-       Aa1     1,000,000  Salomon Smith Barney Holdings, 5.875% due 3/15/2006 ..........    1,024,960
                                             Texaco Capital Inc.:
                AA        Aa3       100,000     8.625% due 6/30/2010 ......................................      117,473
                AA        Aa3        50,000     8.625% due 11/15/2031 .....................................       64,315
                A+        A1        500,000  Verizon Global Funding Corporation, 6.75% due 12/01/2005 .....      527,220
                                                                                                             -----------
                                                                                                               9,908,419
--------------------------------------------------------------------------------------------------------------------------
Foods--4.2%     A         A2        250,000  Coca-Cola Enterprises, 6.125% due 8/15/2011 ..................      251,210
                A-        A2        230,000  Kraft Foods Inc., 4.625% due 11/01/2006 ......................      225,080
                BBB-      Baa3      410,000  Kroger Company, 7.50% due 4/01/2031 ..........................      426,088
                A         A1        670,000  Pepsi Bottling Holdings Inc., 5.625% due 2/17/2009 (a) .......      665,469
                BBB       Baa2      250,000  Safeway Inc., 6.50% due 3/01/2011 ............................      254,758
                BBB       Baa3      650,000  Tyson Foods Inc., 6.625% due 10/01/2004 (a) ..................      667,570
                                                                                                             -----------
                                                                                                               2,490,175
--------------------------------------------------------------------------------------------------------------------------
Forest          A-        A3        250,000  Weyerhaeuser Company, 5.95% due 11/01/2008 (a) ...............      243,516
Products--
0.4%
--------------------------------------------------------------------------------------------------------------------------
Gas             BBB       Baa2      103,000  The Coastal Corporation, 6.50% due 6/01/2008 .................       99,909
Transmission    BBB+      A3        280,000  Consolidated Natural Gas, 5.375% due 11/01/2006 ..............      275,663
--0.6%                                                                                                       -----------
                                                                                                                 375,572
--------------------------------------------------------------------------------------------------------------------------
Industrial--                                 Anheuser-Busch Companies Inc.:
Consumer        A+        A1        380,000     7.50% due 3/15/2012 .......................................      426,991
Goods--         A+        A1        250,000     6% due 11/01/2041 .........................................      231,387
7.4%            A-        A3      1,000,000  Kohl's Corporation, 6.30% due 3/01/2011 ......................    1,011,095
                A         Baa1    1,000,000  Tyco International Group SA, 6.125% due 1/15/2009 ............      985,300
                                             Wal-Mart Stores, Inc.:
                AA        Aa2     1,000,000     6.875% due 8/10/2009 ......................................    1,072,160
                AA        Aa2       550,000     7.55% due 2/15/2030 .......................................      634,997
                                                                                                             -----------
                                                                                                               4,361,930
--------------------------------------------------------------------------------------------------------------------------
Industrial--    A-        A3         95,000  Apache Corporation, 7.625% due 7/01/2019 .....................      102,186
Energy--3.3%                                 Atlantic Richfield Company:
                AA+       Aa1       100,000     5.90% due 4/15/2009 .......................................       99,750
                AA+       Aa1        60,000     8.44% due 2/21/2012 .......................................       71,228

__________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Schedule of Investments as of December 31, 2001 (continued)
--------------------------------------------------------------------------------------------------------------------------
                S&P      Moody's     Face
Industry       Rating    Rating     Amount                              Issue                                   Value
--------------------------------------------------------------------------------------------------------------------------
Industrial--    BBB+      Baa1   $  100,000  Burlington Resources Inc., 6.68% due 2/15/2011 ...............  $    99,085
Energy                                       Conoco Inc.:
(concluded)     BBB+      Baa1      180,000     5.90% due 4/15/2004 .......................................      185,945
                BBB+      Baa1      100,000     6.95% due 4/15/2029 .......................................      101,773
                A+        A1        130,000  Consolidated Edison Inc., 7.15% due 12/01/2009 ...............      136,081
                BBB       Baa2       47,000  Duke Energy Field Services, 8.125% due 8/16/2030 .............       48,051
                BBB       Baa2       29,000  El Paso Energy Corporation, 8.05% due 10/15/2030 .............       29,737
                BBB-      Baa2      260,000  FirstEnergy Corp., 6.45% due 11/15/2011 ......................      254,553
                BBB-      Baa3      200,000  Ocean Energy Inc., 7.25% due 10/01/2011 ......................      206,000
                BBB       Baa1      360,000  Progress Energy Inc., 5.85% due 10/30/2008 ...................      351,576
                BBB       Baa2      250,000  Williams Companies, Inc., 7.625% due 7/15/2019 ...............      247,138
                                                                                                             -----------
                                                                                                               1,933,103
--------------------------------------------------------------------------------------------------------------------------
Industrial--                                 Candia Corp.:
Manufacturing   A-        A2        500,000     6.45% due 3/15/2011 .......................................      507,870
--1.7%          A-        A2         65,000     7.25% due 3/15/2031 .......................................       68,639
                A+        A1        200,000  IBM Corporation, 5.375% due 2/01/2009 ........................      195,216
                BBB-      Baa2      200,000  Martin Marietta Corp., 7.375% due 4/15/2013 ..................      206,208
                                                                                                             -----------
                                                                                                                 977,933
--------------------------------------------------------------------------------------------------------------------------
Industrial--                                 AOL Time Warner Inc.:
Services--      BBB+      Baa1      200,000     6.125% due 4/15/2006 ......................................      204,616
4.6%            BBB+      Baa1      310,000     7.625% due 4/15/2031 ......................................      328,070
                A+        A1        640,000  First Data Corporation, 6.75% due 7/15/2005 ..................      677,248
                BBB-      Baa3      460,000  News America Inc., 7.25% due 5/18/2018 .......................      441,890
                BBB+      Baa2      360,000  Tele-Communications Inc., 8.25% due 1/15/2003 ................      373,964
                BBB+      Baa1      200,000  Time Warner Entertainment, 7.25% due 9/01/2008 ...............      213,038
                A-        A3        410,000  Viacom Inc., 7.875% due 7/30/2030 ............................      452,620
                                                                                                             -----------
                                                                                                               2,691,446
--------------------------------------------------------------------------------------------------------------------------
Insurance--     A+        A1      1,000,000  Allstate Corp., 6.75% due 5/15/2018 ..........................      978,130
2.6%            A+        A1        230,000  John Hancock Financial Services, 5.625% due 12/01/2008 .......      226,786
                                             MetLife Inc.:
                A         A1         90,000     5.25% due 12/01/2006 ......................................       89,848
                A         A1        240,000     6.125% due 12/01/2011 .....................................      237,950
                                                                                                             -----------
                                                                                                               1,532,714
--------------------------------------------------------------------------------------------------------------------------
Medical--       AAA       Aaa       200,000  Bristol-Myers Squibb, 4.75% due 10/01/2006 ...................      198,066
1.3%                                         Tenet Healthcare Corporation (a):
                BBB       Baa3      300,000     5.375% due 11/15/2006 .....................................      293,434
                BBB       Baa3      320,000     6.875% due 11/15/2031 .....................................      294,485
                                                                                                             -----------
                                                                                                                 785,985
--------------------------------------------------------------------------------------------------------------------------
Metals--0.3%                                 Alcoa Inc.:
                A+        A1        105,000     2.28% due 12/06/2004 ......................................      104,975
                A+        A1         84,000     6% due 1/15/2012 ..........................................       83,391
                                                                                                             -----------
                                                                                                                 188,366
--------------------------------------------------------------------------------------------------------------------------
Pipelines--     BBB       Baa2      550,000  El Paso Corporation, 7% due 5/15/2011 ........................      537,389
0.9%
--------------------------------------------------------------------------------------------------------------------------
Real Estate     BBB+      Baa1      490,000  Avalonbay Communities, Real Estate Investment
Investment                                   Trusts (REITS), 6.625% due 9/15/2011 .........................      477,451
Trust--3.3%                                  EOP Operating LP:
                BBB+      Baa1      310,000     7.375% due 11/15/2003 .....................................      325,937
                BBB+      Baa1      160,000     7.75% due 11/15/2007 ......................................      170,854
                BBB+      Baa1      940,000  Prologis Trust, 7% due 10/01/2003 ............................      976,209
                                                                                                             -----------
                                                                                                               1,950,451
--------------------------------------------------------------------------------------------------------------------------

__________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Schedule of Investments as of December 31, 2001 (concluded)
--------------------------------------------------------------------------------------------------------------------------
                S&P      Moody's     Face
Industry       Rating    Rating     Amount                              Issue                                   Value
--------------------------------------------------------------------------------------------------------------------------
Transportation                               Southwest Airlines Co.:
--1.6%          A         Baa1   $  630,000     8% due 3/01/2005 ..........................................  $   659,238
                A         Baa1      300,000     7.875% due 9/01/2007 ......................................      307,347
                                                                                                             -----------
                                                                                                                 966,585
--------------------------------------------------------------------------------------------------------------------------
Utilities--     BBB+      A3        600,000  AT&T Corporation, 6% due 3/15/2009 ...........................      570,642
Communi-        AA-       Aa3       400,000  Ameritech Capital Funding, 6.45% due 1/15/2018 ...............      395,080
cations--9.0%   A+        Aa3       300,000  BellSouth Corporation, 6% due 10/15/2011 .....................      298,641
                A+        A2        300,000  GTE Corporation, 6.84% due 4/15/2018 .........................      298,938
                                             Qwest Capital Funding:
                BBB+      Baa1      210,000     7% due 8/03/2009 ..........................................      203,973
                BBB+      Baa1      800,000     7.90% due 8/15/2010 .......................................      813,870
                AA-       Aa3       200,000  SBC Communications Inc., 6.25% due 3/15/2011 .................      203,600
                BBB+      Baa1      400,000  Sprint Capital Corporation, 5.70% due 11/15/2003 .............      409,852
                A+        Aa2     1,000,000  Verizon of Pennsylvania, 5.65% due 11/15/2011 ................      960,590
                                             WorldCom, Inc.:
                BBB+      A3        500,000     8% due 5/15/2006 ..........................................      536,800
                BBB+      A3        100,000     7.50% due 5/15/2011 .......................................      102,408
                BBB+      A3        500,000     8.25% due 5/15/2031 .......................................      527,215
                                                                                                             -----------
                                                                                                               5,321,609
--------------------------------------------------------------------------------------------------------------------------
Utilities--     BBB+      Baa1      260,000  Dominion Resources Inc., 8.125% due 6/15/2010 ................      284,625
Electric--2.5%  A         A1        260,000  Mississippi Power, 6.05% due 5/01/2003 .......................      264,285
                                             South Carolina Electric & Gas:
                A         A1        590,000     7.50% due 6/15/2005 .......................................      634,775
                A         A1        260,000     6.70% due 2/01/2011 .......................................      263,666
                                                                                                             -----------
                                                                                                               1,447,351
--------------------------------------------------------------------------------------------------------------------------
Yankee          A         A1        200,000  BSCH Issuances Ltd., 7.625% due 9/14/2010 (1) ................      210,386
Corporates*--   A-        Baa1      400,000  British Telecom PLC, 8.375% due 12/15/2010 (3) ...............      441,944
4.7%            BBB+      A3        300,000  Daimler-Chrysler NA Holdings, 6.40% due 5/15/2006 (2) ........      299,598
                A-        A3        200,000  Deutsche Telekom International Finance, 7.75% due
                                             6/15/2005 (3) ................................................      214,058
                BBB+      Baa1      100,000  France Telecom, 8.50% due 3/01/2031 (a)(3) ...................      114,161
                BBB+      Baa2      400,000  Korea Development Bank, 7.125% due 4/22/2004 (1) .............      422,132
                A         A2        200,000  Norsk Hydro A/S, 6.36% due 1/15/2009 (2) .....................      200,208
                A+        A2        200,000  Telefonica Europe BV, 7.35% due 9/15/2005 (3) ................      210,614
                A         A2        607,000  Vodafone Group PLC, 7.75% due 2/15/2010 (3) ..................      664,562
                                                                                                             -----------
                                                                                                               2,777,663
--------------------------------------------------------------------------------------------------------------------------
                                             Total Corporate Bonds & Notes (Cost--$56,854,839)--96.9% .....   57,324,723
--------------------------------------------------------------------------------------------------------------------------
                                                        Short-Term Securities
--------------------------------------------------------------------------------------------------------------------------
Repurchase                        1,045,000  UBS Warburg Corp. LLC, purchased on 12/31/2001 to yield
Agreements**--1.7%                           1.70% to 1/02/2002 ...........................................    1,045,000
--------------------------------------------------------------------------------------------------------------------------
                                             Total Short-Term Securities (Cost--$1,045,000)--1.7% .........    1,045,000
--------------------------------------------------------------------------------------------------------------------------
                                             Total Investments (Cost--$57,899,839)--98.6% .................   58,369,723
                                             Other Assets Less Liabilities--1.4% ..........................      809,131
                                                                                                             -----------
                                             Net Assets--100.0% ...........................................  $59,178,854
                                                                                                             ===========
--------------------------------------------------------------------------------------------------------------------------
  *Corresponding industry groups for foreign bonds:
   (1)Financial institution.
   (2)Industrial; other.
   (3)Telecommunications.
 **Repurchase Agreements are fully collateralized by US Government
   Obligations.
(a)The security may be offered and sold to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
   Ratings of issues shown have not been audited by Deloitte & Touche LLP.

   See Notes to Financial Statements.


__________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Statement of Assets and Liabilities as of December 31, 2001
--------------------------------------------------------------------------------------------------------------------------
Assets:
Investments, at value (identified cost--$57,899,839) ..................................                     $ 58,369,723
Interest receivable ...................................................................                        1,108,711
Prepaid registration fees and other assets ............................................                          101,983
                                                                                                            ------------
Total assets ..........................................................................                       59,580,417
                                                                                                            ------------

Liabilities:
Payables:
  Capital shares redeemed .............................................................    $    213,652
  Custodian bank ......................................................................          60,877
  Investment adviser ..................................................................          24,941          299,470
                                                                                           ------------
Accrued expenses ......................................................................                          102,093
                                                                                                            ------------
Total liabilities .....................................................................                          401,563
                                                                                                            ------------

Net Assets ............................................................................                     $ 59,178,854
                                                                                                            ============

Net Assets Consist of:
Common Stock, $.01 par value, 50,000,000 shares authorized ............................                     $     28,299
Paid-in capital in excess of par ......................................................                       59,572,847
Undistributed investment income--net ..................................................    $          7
Accumulated realized capital losses on investments--net ...............................       (892,183)
Unrealized appreciation on investments--net ...........................................         469,884
                                                                                           ------------
Total accumulated losses--net .........................................................                        (422,292)
                                                                                                            ------------
Net Assets--Equivalent to $20.91 per share based on 2,829,872 shares outstanding ......                     $ 59,178,854
                                                                                                            ============

See Notes to Financial Statements.

__________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Statement of Operations for the Year Ended December 31, 2001
--------------------------------------------------------------------------------------------------------------------------
Investment Income:
Interest ..............................................................................                     $  3,797,780

Expenses:
Investment advisory fees ..............................................................    $    297,308
Transfer agent fees ...................................................................         215,475
Professional fees .....................................................................          62,782
Printing and shareholder reports ......................................................          42,915
Accounting services ...................................................................          29,546
Registration fees .....................................................................          26,326
Custodian fees ........................................................................          15,929
Directors' fees and expenses ..........................................................          11,894
Pricing services ......................................................................          11,080
Other .................................................................................          10,033
                                                                                           ------------
Total expenses ........................................................................                          723,288
                                                                                                            ------------
Investment income--net ................................................................                        3,074,492
                                                                                                            ------------

Realized & Unrealized Gain (Loss) on Investments--Net:
Realized gain on investments--net .....................................................                        2,507,016
Change in unrealized appreciation on investments--net .................................                        (804,930)
                                                                                                            ------------
Net Increase in Net Assets Resulting from Operations ..................................                     $  4,776,578
                                                                                                            ============

See Notes to Financial Statements.


________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Statements of Changes in Net Assets
------------------------------------------------------------------------------------------------------------------------
                                                                                                For the Year Ended
                                                                                                   December 31,
                                                                                          ------------------------------
Increase (Decrease) in Net Assets:                                                             2001             2000
------------------------------------------------------------------------------------------------------------------------
Operations:
Investment income--net ................................................................   $   3,074,492    $   3,627,080
Realized gain (loss) on investments--net ..............................................       2,507,016      (1,608,099)
Change in unrealized appreciation/depreciation on investments--net ....................       (804,930)        3,216,911
                                                                                          -------------    -------------
Net increase in net assets resulting from operations ..................................       4,776,578        5,235,892
                                                                                          -------------    -------------

Dividends to Shareholders:
Dividends to shareholders from investment income--net .................................     (3,074,485)      (3,626,900)
                                                                                          -------------    -------------

Capital Share Transactions:
Net decrease in net assets resulting from capital share transactions ..................     (1,490,014)      (5,792,638)
                                                                                          -------------    -------------

Net Assets:
Total increase (decrease) in net assets ...............................................         212,079      (4,183,646)
Beginning of year .....................................................................      58,966,775       63,150,421
                                                                                          -------------    -------------
End of year* ..........................................................................   $  59,178,854    $  58,966,775
                                                                                          =============    =============
------------------------------------------------------------------------------------------------------------------------
*Undistributed investment income--net .................................................   $           7    $          --
                                                                                          =============    =============
------------------------------------------------------------------------------------------------------------------------
See Notes to Financial Statements.


________________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Financial Highlights
------------------------------------------------------------------------------------------------------------------------
The following per share data and ratios have been derived
from information provided in the financial statements.
                                                                          For the Year Ended December 31,
                                                          --------------------------------------------------------------
Increase (Decrease) in Net Asset Value:                      2001         2000          1999         1998         1997
------------------------------------------------------------------------------------------------------------------------
Per Share Operating Performance:
Net asset value, beginning of year ...................... $   20.34    $   19.77    $   21.62    $   21.13     $   20.69
                                                          ---------    ---------    ---------    ---------     ---------
Investment income--net ..................................    1.08++       1.21++       1.17++       1.19++          1.22
Realized and unrealized gain (loss) on investments--net .       .57          .58       (1.84)          .50           .44
                                                          ---------    ---------    ---------    ---------     ---------
Total from investment operations ........................      1.65         1.79        (.67)         1.69          1.66
                                                          ---------    ---------    ---------    ---------     ---------
Less dividends:
  Investment income--net ................................    (1.08)       (1.22)       (1.18)       (1.20)        (1.22)
  In excess of investment income--net ...................        --           --       --++++           --            --
                                                          ---------    ---------    ---------    ---------     ---------
Total dividends .........................................    (1.08)       (1.22)       (1.18)       (1.20)        (1.22)
                                                          ---------    ---------    ---------    ---------     ---------
Net asset value, end of year ............................ $   20.91    $   20.34    $   19.77    $   21.62     $   21.13
                                                          =========    =========    =========    =========     =========

Total Investment Return:
Based on net asset value per share ......................     8.32%        9.21%      (3.14%)        8.24%         8.30%
                                                          =========    =========    =========    =========     =========

Ratios to Average Net Assets:
Expenses ................................................     1.22%        1.10%        1.11%        1.00%          .99%
                                                          =========    =========    =========    =========     =========
Investment income--net ..................................     5.17%        6.16%        5.69%        5.60%         5.84%
                                                          =========    =========    =========    =========     =========

Supplemental Data:
Net assets, end of year (in thousands) .................. $  59,179    $  58,967    $  63,150    $  71,131     $  72,381
                                                          =========    =========    =========    =========     =========
Portfolio turnover ......................................      227%         127%          61%          66%           90%
                                                          =========    =========    =========    =========     =========

  ++Based on average shares outstanding.
++++Amount is less than $.01 per share.

See Notes to Financial Statements.


_______________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Notes to Financial Statements
-------------------------------------------------------------------------------

1. Significant Accounting Policies:
The Corporate Fund Accumulation Program, Inc. (the "Program") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Program's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Program.

(a) Valuation of investments--Portfolio securities are valued on the basis of prices furnished by one or more pricing services which determine prices for normal, institutional-size trading units. In certain circumstances, portfolio securities are valued at the last sale price on the exchange that is the primary market for such securities, or the last quoted bid price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales during the day. Obligations with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value, unless this method no longer produces fair valuations. Securities for which there exist no price quotations or valuations and all other assets are valued at fair value as determined in good faith by or on behalf of the Board of Directors of the Program.

(b) Repurchase agreements--The Program invests in US Government securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees to repurchase the security at a mutually agreed upon time and price. The Program takes possession of the underlying securities, marks to market such securities and, if necessary, receives additions to such securities daily to ensure that the contract is fully collateralized. If the seller defaults and the fair value of the collateral declines, liquidation of the collateral of the Program may be delayed or limited.

(c) Income taxes--It is the Program's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Interest income is recognized on the accrual basis.

(e) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(f) Dividends to shareholders--Dividends from net investment income are declared and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

(g) Custodian bank--The Program recorded an amount payable to the custodian bank reflecting an overnight overdraft which resulted from a failed trade which settled the next day.

_______________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Notes to Financial Statements (continued)
-------------------------------------------------------------------------------

2. Investment Advisory Agreement and Transactions with Affiliates: The Program has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Program's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Program. For such services, the Program pays a monthly fee of .50%, on an annual basis, of the value of the Program's average daily net assets.

FAM has entered into an Administrative Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), Prudential Securities, Inc., Morgan Stanley Dean Witter and Smith Barney, Inc. (the "Administrators"), whereby the Administrators perform certain administrative duties on behalf of FAM. The Administrators receive a monthly fee from FAM equal to .20%, on an annual basis, of the Program's average daily net assets.

For the year ended December 31, 2001, the Program paid Merrill Lynch Security Pricing Service, an affiliate of MLPF&S, $6,538 for security price quotations to compute the net asset value of the Program.

Prior to January 1, 2001, FAM provided accounting services to the Program at its cost and the Program reimbursed FAM for these services. FAM continues to provide certain accounting services to the Program. The Program reimburses FAM at its cost for such services. For the year ended December 31, 2001, the Program reimbursed FAM an aggregate of $5,169 for the above-described services. The Program entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Program. The Program pays a fee for these services.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2001 were $130,179,634 and $128,837,524, respectively.

Net realized gains for the year ended December 31, 2001 and net unrealized gains as of December 31, 2001 were as follows:

-------------------------------------------------------------------------------
                                                       Realized      Unrealized
                                                        Gains          Gains
-------------------------------------------------------------------------------
Long-term investments .............................  $ 2,507,016    $   469,884
                                                     -----------    -----------
Total .............................................  $ 2,507,016    $   469,884
                                                     ===========    ===========
-------------------------------------------------------------------------------

As of December 31, 2001, net unrealized appreciation for Federal income tax purposes aggregated $460,232, of which $861,792 related to appreciated securities and $401,560 related to depreciated securities. The aggregate cost of investments at December 31, 2001 for Federal income tax purposes was $57,909,491.


4. Capital Share Transactions:
Transactions in capital shares were as follows:

-------------------------------------------------------------------------------
For the Year Ended                                                     Dollar
December 31, 2001                                       Shares         Amount
-------------------------------------------------------------------------------
Shares sold .......................................    336,128    $   6,961,715
Shares issued to shareholders
in reinvestment of dividends ......................    138,199        2,855,145
                                                   -----------    -------------
Total issued ......................................    474,327        9,816,860
Shares redeemed ...................................  (544,209)     (11,306,874)
                                                   -----------    -------------
Net decrease ......................................   (69,882)    $ (1,490,014)
                                                   ===========    =============
-------------------------------------------------------------------------------

_______________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Notes to Financial Statements (concluded)
-------------------------------------------------------------------------------

For the Year Ended                                                     Dollar
December 31, 2000                                       Shares         Amount
-------------------------------------------------------------------------------
Shares sold.............................               256,146    $   5,080,657
Shares issued to shareholders
in reinvestment of dividends............               170,746        3,365,439
                                                   -----------    -------------
Total issued............................               426,892        8,446,096
Shares redeemed.........................              (722,012)     (14,238,734)
                                                   -----------    -------------
Net decrease............................              (295,120)    $ (5,792,638)
                                                   ===========    =============
-------------------------------------------------------------------------------

5. Short-Term Borrowings:
The Program, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Program may borrow under the credit agreement to fund shareholder redemptions and for other lawful purposes other than for leverage. The Program may borrow up to the maximum amount allowable under the Program's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Progam pays a commitment fee of .09% per annum based on the Program's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms.The Program did not borrow under the credit agreement during the year ended December 31, 2001.


6. Distributions to Shareholders:
On January 15, 2002, an ordinary income dividend of $.041523 was declared. The dividend was paid on January 15, 2002, to shareholders of record on January 15, 2002.

The tax character of distributions paid during the fiscal years ended December 31, 2001 and December 31, 2000 was as follows:

-------------------------------------------------------------------------------
                                                    12/31/2001      12/31/2000
-------------------------------------------------------------------------------
Distributions paid from:
   Ordinary income ..............................  $ 3,074,485    $   3,626,900
                                                   -----------    -------------
Total taxable distributions .....................  $ 3,074,485    $   3,626,900
                                                   ===========    =============
-------------------------------------------------------------------------------

As of December 31, 2001, the components of accumulated losses on a tax basis were as follows:

-------------------------------------------------------------------------------
Undistributed ordinary income--net...............                 $           7
Undistributed long-term capital gains--net.......                            --
                                                                  -------------
Total undistributed earnings--net................                             7
Capital loss carryforward........................                    (882,531)*
Unrealized gains--net............................                     460,232**
                                                                  -------------
Total accumulated losses--net....................                $   (422,292)
                                                                  =============
-------------------------------------------------------------------------------

*On December 31, 2001, the Program had a net capital loss carryforward of approximately $882,531, all of which expires in 2008. This amount will be available to offset like amounts of any future taxable gains.
**The difference between book-basis and tax-basis net unrealized gains is attributable primarily to the tax deferral of losses on wash sales.

_______________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Independent Auditors' Report
-------------------------------------------------------------------------------

The Board of Directors and Shareholders,
The Corporate Fund Accumulation Program, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of The Corporate Fund Accumulation Program, Inc. as of December 31, 2001, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years presented. These financial statements and the financial highlights are the responsibility of the Program's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of The Corporate Fund Accumulation Program, Inc. as of December 31, 2001, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.


Deloitte & Touche LLP
New York, New York
February 12, 2002

_______________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Officers and Directors
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Number
                                                                                            of Portfolios
                                                                                               in Fund        Other
                                                                                               Complex        Director-
                        Position(s)  Length                                                    Overseen       ships
                        Held         of Time                                                      by          Held by
Name, Address & Age     with Fund    Served   Principal Occupation(s) during Past 5 Years      Director       Director
-----------------------------------------------------------------------------------------------------------------------
Interested Director
-----------------------------------------------------------------------------------------------------------------------
Terry K. Glenn*         President    1999 to  Chairman, Americas Region since 2001, and          196          None
800 Scudders Mill Road  and          present  Executive Vice President since 1983 of Fund
Plainsboro, NJ 08536    Director              Asset Management ("FAM") and Merrill Lynch
Age: 61                                       Investment Managers, L.P. ("MLIM"); President
                                              of Merrill Lynch Mutual Funds since 1999;
                                              President of FAM Distributors, Inc. ("FAMD")
                                              since 1986 and Director thereof since 1991;
                                              Executive Vice President and Director of
                                              Princeton Services, Inc. ("Princeton Services")
                                              since 1993; President of Princeton,
                                              Administrators, L.P. since 1988; Director of
                                              Financial Data Services, Inc., since 1985.
-----------------------------------------------------------------------------------------------------------------------
*Mr. Glenn is a director, trustee or member of an advisory board of certain other investment companies for which FAM or
 MLIM acts as investment adviser. Mr. Glenn is an "interested person," as described in the Investment Company Act, of each Fund based on his positions as Chairman (Americas Region) and Executive Vice President of FAM and MLIM; President
 of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P. The Director's
 term is unlimited.
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Number
                                                                                            of Portfolios
                                                                                               in Fund        Other
                                                                                               Complex        Director-
                        Position(s)  Length                                                    Overseen       ships
                        Held         of Time                                                      by          Held by
Name, Address & Age     with Fund    Served*  Principal Occupation(s) during Past 5 Years      Director       Director
-----------------------------------------------------------------------------------------------------------------------
Independent Directors
-----------------------------------------------------------------------------------------------------------------------
Ronald W. Forbes        Director     1977 to  Professor Emeritus of Finance, School of            57          None
1400 Washington Avenue               present  Business, State University of New York at
Albany, NY 12222                              Albany since 2000 and Professor thereof
Age: 61                                       from 1989 to 2000.
-----------------------------------------------------------------------------------------------------------------------
Cynthia A. Montgomery   Director     1995 to  Professor, Harvard Business School since 1989.      57          Unum
Harvard Business School              present                                                                  Provident
Soldiers Field Road                                                                                           Corpora-
Boston, MA 02163                                                                                              tion;
Age: 49                                                                                                       Newell
                                                                                                              Rubber-
                                                                                                              maid Inc.
-----------------------------------------------------------------------------------------------------------------------
Charles C. Reilly       Director     1990 to  Self-employed financial consultant since 1990.      57          None
9 Hampton Harbor Road                present
Hampton Bays, NY 11946
Age: 70
-----------------------------------------------------------------------------------------------------------------------
Kevin A. Ryan           Director     1992 to  Founder and currently Director Emeritus of The      57          Charter
127 Commonwealth Ave.                present  Boston University Center for the Advancement of                 Education
Chestnut Hill, MA 02467                       Ethics and Character and Director thereof from                  Partner-
Age: 69                                       1989 to 1999; Professor from 1982 to 1999 at                    ship;
                                              Boston University.                                              Council
                                                                                                              for
                                                                                                              Ethical
                                                                                                              and
                                                                                                              Spiritual
                                                                                                              Education.
-----------------------------------------------------------------------------------------------------------------------

_______________________________________________________________________________________________________________________
The Corporate Fund Accumulation Program, Inc.
Officers and Directors (concluded)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Number
                                                                                            of Portfolios
                                                                                               in Fund        Other
                                                                                               Complex        Director-
                        Position(s)  Length                                                    Overseen       ships
                        Held         of Time                                                      by          Held by
Name, Address & Age     with Fund    Served*  Principal Occupation(s) during Past 5 Years      Director       Director
-----------------------------------------------------------------------------------------------------------------------
Independent Directors (concluded)
-----------------------------------------------------------------------------------------------------------------------
Roscoe S. Suddarth      Director     2000 to  Former President, Middle East Institute from        57          None
7403 MacKenzie Court                 present  1995 to 2001.
Bethesda, MD 20817
Age: 66
-----------------------------------------------------------------------------------------------------------------------
Richard R. West         Director     1978 to  Professor of Finance since 1984, and currently      70          Bowne &
Box 604                              present  Dean Emeritus of New York University Leonard                    Co., Inc.;
Genoa, NV 89411                               N. Stern School of Business Administration.                     Vornado
Age: 63                                                                                                       Realty
                                                                                                              Trust;
                                                                                                              Alexander's
                                                                                                              Inc.
-----------------------------------------------------------------------------------------------------------------------
Edward D. Zinbarg       Director     1994 to  Self-employed financial consultant since 1994.      57          None
5 Hardwell Road                      present
Short Hills, NJ 07078-2117
Age: 67
-----------------------------------------------------------------------------------------------------------------------
*The Director's term is unlimited.

                          Position(s)  Length
                          Held         of Time
Name, Address & Age       with Fund    Served       Principal Occupation(s) during Past 5 Years
-----------------------------------------------------------------------------------------------------------------------
Fund Officers
-----------------------------------------------------------------------------------------------------------------------
Donald C. Burke           Vice         Vice         First Vice President of FAM and MLIM since 1997 and the Treasurer
P.O. Box 9011             President    President    thereof since 1999; Senior Vice President and Treasurer of
Princeton, NJ 08543-9011  and          since        Princeton Services since 1999; Vice President of FAMD since 1999;
Age: 41                   Treasurer    1993 and     Vice President of FAM and MLIM from 1990 to 1997; Director of
                                       Treasurer    Taxation of MLIM since 1990.
                                       since
                                       1999
-----------------------------------------------------------------------------------------------------------------------
Christopher Ayoub         Senior Vice  1998 to      Managing Director of the Investment Advisor and certain of its
P.O. Box 9011             President    present      affiliates since 1998; Vice President of the Investment Advisor
Princeton, NJ 08543-9011                            and certain of its affiliates from 1985 to 1998.
Age: 45
-----------------------------------------------------------------------------------------------------------------------
Phillip S. Gillespie      Secretary    2001 to      First Vice President of MLIM since 2001; Director of MLIM
P.O. Box 9011                          present      from 1999 to 2000; Vice President of MLIM in 1999; Attorney
Princeton, NJ 08543-9011                            associated with the Manager and FAM from 1998 to 1999;
Age: 37                                             Assistant General Counsel LGT Asset Management, Inc. from
                                                    1997 to 1998; Senior Counsel and Attorney in the Division
                                                    of Investment Management and the Office of General Counsel
                                                    at the US Securities and Exchange Commission from 1993 to 1997.
-----------------------------------------------------------------------------------------------------------------------

Further information about the Fund's Directors is available in the Fund's Statement of Additional Information, which can be obtained without charge by calling 1-800-MER-FUND.

Custodian and Transfer Agent

The Bank of New York
90 Washington Street
New York, NY 10286

18